Exhibit 10.2

Amended and Restated Consulting Agreement

This Amended and Restated Consulting Agreement (this “Agreement”) is made on October 5, 2007, by and between China Unitech Group, Inc., a Nevada corporation (“Client”), and three individuals: Hongtao Shi, Liuyi Zhang and Fred Chang (“Consultants”).

WHEREAS, Client and Consultants entered into a certain Consulting Agreement dated February 21, 2006 (the “Original Consulting Agreement”);

WHEREAS, Client and Consultants desire to amend and restate the Original Consulting Agreement as provided below:

WHEREAS, this Agreement replaced all other previous agreements and any other agreement between entered between Client and Consultants:

Client had registered a new company in the Nevada state, filed share offering registration to SEC (which was declared effective Sep.18, 2006), and now is quoted at FINRA Over-the-Counter Bulletin Board (OTCBB) market.

Consultants are three individuals. They provide project management and language consulting to individuals and companies who needs consulting services in the area of English language communication capability, the ability to conduct business in a new environment, and business connections and contacts.

Hence, both Client and Consultants have reached an agreement and Client agrees to retain Consultants as its consultants. The term of the consulting is from February 21, 2006 to February 20, 2008.

1. Services Previously Provided:

Consultants already assisted Client on the project management work and language consulting including translations from English to Chinese and Chinese to English, from February 21, 2006 to present.

Consultants already directly and indirectly introduced professional firms and individuals, including an US security attorney, an US GAAP financial statement accountant, an US GAAP auditor and a broker dealer/ investment bank, to Client.

Consultants provided office space, free of charge, to Client’s newly registered company for one year period from February 21, 2006 to February 20, 2007.

Consultants provided project management and language consulting to Client during its registration of a Nevada State company, opening an US bank account with Bank of America and engaging a transfer agent in the US.

3. Continued Services:

Consultants will continue to provide project management and language consulting services, during the term of this agreement, to Client for it to timely report quarterly and yearly financial statements with SEC and all other related work required by US regulation agencies.

4. Expenses

Client is responsible for all the third party expenses incurred.

5. Compensation: the compensation to Consultants is US$35,000 for Consultants’ previously provided services and services to be provided during the term of this agreement.

Client already paid Consultants on October 5, 2007 US$35,000 total as the terms were verbally agreed upon by both Client and Consultants. The payment was made to Consultants’ designated bank account.

6. Governing Law

This agreement is governed by the law in the State of Nevada. If related parties have disagreement, both parties should try to discuss and resolve the dispute in a friendly manner.

Client

China Unitech Group, Inc.

XUEZHENG YUAN
Xuezheng Yuan
President, Principal
Executive Officer, Secretary, Treasurer,
Principal Financial Officer and Principal
Accounting Officer
No.5 Suite 4,62-1 Hongshan Rd.
Wuchang District, Wuhan, Hubei Province
China 430000

Consultants

HONGTAO SHI
Hongtao Shi
9-1-2001, No. 6, Dong Si Huan Bei Road,
Chaoyang District, Beijing 100016, China

LIUYI ZHANG
Liuyi Zhang
Building 8, Door 2, Suite 201, Nan Shi Li Ju
Dong Run Feng Jing, Beijing 100016, China

FRED CHANG
Fred Chang
8626 Quaker Brothers Dr., Ellicott City, MD 21043